Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-1 No. 333-237397) of Novus Therapeutics, Inc.;

•	Registration Statement (Form S-1 No. 333-232011) of Novus Therapeutics, Inc.;

•	Registration Statement (Form S-3 Nos. 333-226286 and 333-218949) of Novus Therapeutics, Inc.;

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Registration Statement (Form S-8 No. 333-232428) pertaining to the Novus Therapeutics, Inc. 2014 Stock Incentive Plan, Novus Therapeutics, Inc. 2014 Employee Stock Purchase Plan, and Stand Alone Inducement Stock Options of Novus Therapeutics, Inc.;

•	Registration Statement (Form S-8 No. 333-216432 and No. 333-200413) pertaining to the 2014 Stock Incentive Plan and 2014 Employee Stock Purchase Plan of Tokai Pharmaceuticals, Inc.;

•	Registration Statement (Form S-8 Nos. 333-210058 and 333-203032) pertaining to 2014 Stock Incentive Plan of Tokai Pharmaceuticals, Inc.; and

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Registration Statement (Form S-8 No. 333-237380) pertaining to the 2007 Stock Incentive Plan, Novus Therapeutics, Inc. 2014 Stock Incentive Plan and Novus Therapeutics, Inc. 2014 Employee Stock Purchase Plan

of our report dated May 15, 2020, with respect to the financial statements of Anelixis Therapeutics, Inc. for the years ended December 31, 2019 and 2018, incorporated by reference in Form 8-K/A and included in Schedule 14A, Annex B of the Proxy Statement, of Novus Therapeutics, Inc.

AAFCPAs, Inc

Boston, Massachusetts

November 20, 2020